                                                                    EXHIBIT 23.1



                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


Cross Timbers Oil Company
Fort Worth, Texas

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-65238, 33-81766, 333-35229, 333-36569, 333-68775, 333-69977, 333-35830-01, 333-37668 and 333-
81849), on Form S-3 (No. 333-46909) of Cross Timbers Oil Company and on Form S-3 (No. 333-56983) of Cross Timbers Oil Company and Cross Timbers Royalty Trust of our report dated March 22, 2001, included in the Annual Report on Form 10-K of Cross Timbers Oil Company for the year ended December 31, 2000.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Worth, Texas
April 2, 2001